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                                                                   EXHIBIT 10.3

                                    FORM OF
                        MANAGEMENT EMPLOYMENT AGREEMENT

     AGREEMENT entered into as of __________________ by and between _________________ (the "Company") a Delaware corporation and a wholly owned subsidiary of ReliaStar Financial Corp., a Delaware corporation ("ReliaStar"), and __________________ (the "Employee"), this agreement replaces in its entirety the agreement signed and dated December 1, 1997.

                                  WITNESSETH:

     WHEREAS, the Employee is a key member of the management of the Company and is expected to devote substantial skill and effort to the affairs of the Company, and the Board of Directors of the Company desires to recognize the significant personal contribution that the Employee will make to further the best interests of the Company and its stockholder; and

     WHEREAS, it is desirable and in the best interests of the Company and its stockholder to obtain the benefits of the Employee's services and attention to the affairs of the Company; and

     WHEREAS, it is desirable and in the best interests of the Company and its stockholder to provide inducement for the Employee (A) to remain in the service of the Company in the event of any proposed or anticipated change in control of ReliaStar and (B) to remain in the service of the Company in order to facilitate an orderly transition in the event of a change in control of ReliaStar; and

     WHEREAS, it is desirable and in the best interests of the Company and its stockholder that the Employee be in a position to make judgments and advise the Company and ReliaStar with respect to proposed changes in control of ReliaStar without regard to the possibility that Employee's employment may be terminated without compensation in the event of certain changes in control of ReliaStar; and

     WHEREAS, the Employee desires to be protected in the event of certain changes in control of ReliaStar; and

     WHEREAS, for the reasons set forth above, the Company and the Employee desire to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Company and the Employee agree as follows:

     Section 1.  Employment.  The Employee shall remain in the employ of the
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Company for the term of this Agreement (the "Term"), and during the Term the
Employee shall have such title, duties, responsibilities and authority, and receive such remuneration and fringe benefits, as the Board of Directors of the Company shall from time to time provide for the Employee; provided, however, that either the Employee or the Company may terminate the employment of the Employee at any time prior to the expiration of the Term, with or without Cause and for any reason whatever, upon at least 10 working days' prior written notice to the other party, subject to the right of the Employee to receive any payment and other benefits that may be due pursuant to the terms and conditions of
Section 3 of this Agreement and pursuant to any other agreement governing the terms of the employment of Employee with the Company.
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     Section 2.  Change in Control "Event".  For purposes of this Agreement, a
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change in control event ("Event") shall mean the occurrence of any of the following:

     (a) An acquisition (other than directly from ReliaStar) of any voting securities of ReliaStar (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person is the "Beneficial Owner" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, in determining
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          whether an Event has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" shall not constitute an acquisition which would cause an Event. A "Non-Control Acquisition" shall mean (1) an acquisition by an employee benefit plan (or a trust forming a part thereof) maintained by ReliaStar or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by ReliaStar (a "Subsidiary"), (2) an acquisition by the Company or any Subsidiary,
          (3) a transaction in which any Person became the Beneficial Owner of more than twenty percent (20%) of the outstanding Voting Securities as a result of an acquisition of Voting Securities by ReliaStar which, by reducing the number of Voting Securities outstanding, increased the percentage of the outstanding Voting Securities Beneficially Owned by such Person, provided that if an Event would occur (but for the operation of this sentence) and after such share acquisition by ReliaStar, such Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by such Person then an Event shall occur, or (4) an acquisition by any Person in connection with a "Non-Control Transaction" (as defined in subsection
          (c) of Section 2 hereof).

     (b) The individuals who, as of the date this Agreement is approved by the Board of Directors of ReliaStar, are members of the Board of Directors of ReliaStar (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that
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          if the election, or nomination for election by ReliaStar's stockholders, of any new director was approved by a vote of at least a two-thirds majority of the Incumbent Board, such new director shall, for purposes of the Program, be considered as a member of the Incumbent Board; provided further, however, that no individual shall
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          be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (c) Approval by stockholders of ReliaStar of:

          (1) A merger, consolidation or reorganization involving ReliaStar, unless such merger, consolidation or reorganization is a "Non-Control Transaction" which is defined as a transaction in which
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               (A)  the stockholders of ReliaStar, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

               (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and

               (C) no person (other than ReliaStar or any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by ReliaStar, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

          (2)  A complete liquidation or dissolution of ReliaStar; or

          (3) An agreement for the sale or other disposition of all or substantially all of the assets of ReliaStar to any Person (other than a transfer to a Subsidiary).

     (d) ReliaStar enters into an agreement in principle or a definitive agreement relating to an Event described in subsection (a), (b) or (c) of Section 2 which ultimately results in such Event occurring or a tender or exchange offer or proxy contest is commenced which ultimately results in an Event described in subsection (a) or (b) of
          Section 2 hereof occurring.

     Section 3.  Rights to Payment Following Change in Control "Event".
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     (a)  If any Event shall occur during the Term of this Agreement (the first such Event being the "First Event"), and if at any time after the occurrence of the First Event and prior to the end of the Transition Period, the employment of the Employee with the Company is terminated for any reason (unless such termination is a voluntary termination by the Employee other than a Constructive Involuntary Termination or is on account of the death, Disability or Retirement of the Employee or is a termination by the Company for Cause), and if Employee is less than 65 years of age on the date of such termination, the Employee (or the Employee's legal representative), subject to the limitations set forth in Section 3(e), shall be entitled
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          (1)  to receive from the Company or its successor, upon such termination of employment with the Company or its successor, a cash payment in an amount equal to (A) the lesser of three (3) ("Severance Multiple") or, if Employee has attained the age of 62, a percentage of the Severance Multiple equal to the percentage which the number of months from the date of the Employee's termination to the date of such Employee's attainment of age 65, is of thirty-six months, times (B) the sum of (i) the base annual salary payable by the Company to the Employee at the time of the Employee's termination of employment or at the time of the First Event, whichever is greater, plus (ii) the average annual bonus payable by the Company to the Employee for the shorter of the most recent three completed years ending before the Employee's termination of employment or that portion of such period during which the Employee was employed by the Company, such payment to be made to the Employee by the Company or its successor in a lump sum at the time of such termination of employment;

          (2) to receive from the Company or its successor, upon such termination of employment with the Company or its successor, a cash payment equal to the excess, if any, of (A) the present value of the sum of the retirement plan benefits under the qualified and nonqualified supplemental defined benefit retirement plans of the Company covering the Employee at the time of his/her termination of employment to which the Employee would have been entitled had his/her period of service for purposes of computing such benefits included service until the earlier of the last day of the Transition Period or such Employee's sixty-fifth birthday, over (B) the present value of the sum of the actual retirement plan benefits to which the Employee is entitled under such retirement plans as of his/her termination of employment; provided, that for purposes of this subsection 3(a)(2), present value shall be determined using the UP 1984 Mortality Table with a two-year set back or any successor table thereto, and the interest rate assumptions which are used by the Pension Benefit Guaranty Corporation deferred annuity factor as in effect on the first day of the Plan Year in which the termination of employment occurred; and

          (3) to participate in any health, disability and life insurance plan or program in which the Employee was entitled to participate immediately prior to the First Event as if he were an employee of the Company until the earlier of the Employee's sixty-fifth birthday or the third anniversary date of such termination (except, with respect to health insurance coverage, for those portions remaining after such termination that duplicate health insurance coverage that is in place for the Employee under any other policy provided at the expense of the Company or another employer); provided, however, that in the event that the Employee's participation in any such health, disability or life insurance plan or program is barred, the Company, at its sole cost and expense, shall arrange to provide the Employee with benefits substantially similar to those which the Employee is entitled to receive under such plan or program.

     (b) Notwithstanding anything contained in this Agreement to the contrary, if the Employee's employment is terminated during the Term and the Employee reasonably demonstrates that such termination (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect an Event and who effectuates an Event (a "Third Party") or (2) otherwise occurred in connection with, or in anticipation of, an Event which actually occurs, then for all purposes of this Agreement, the date of an Event with respect to the Employee shall mean the date immediately prior to the date of such termination of the Employee's employment.

     (c) The payments provided for in Section 3(a)(1) shall be in addition to any salary or other remuneration otherwise payable to the Employee on account of employment by the Company or by ReliaStar or one or more of its subsidiaries or its successor (including any amounts received prior to such termination of employment for personal services rendered after the occurrence of the First Event) but shall be reduced (but not to less than zero) by any severance pay which the Employee receives from the Company, or by ReliaStar or any of its subsidiaries or its successor under any other policy or agreement of the Company or ReliaStar in the event of involuntary termination of Employee's employment; provided, however, that payment of amounts previously
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          credited to deferred compensation accounts on behalf of the Employee or the value of any accelerated vesting of benefits shall not be considered severance pay for purposes of this subsection (c) of
          Section 3.

     (d) The Company shall also pay to the Employee all legal fees and expenses incurred by the Employee as a result of such termination, including, but not limited to, all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement.

     Section 4.  Constructive Involuntary Termination of Employment.  In the
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event that at any time from the date of the First Event until the end of the
Transition Period, any one of the conditions described in subsections (a), (b),
(c) or (d) occurs, a termination of employment with the Company by the Employee thereafter shall constitute a Constructive Involuntary Termination; provided, however, that termination of employment shall not constitute a Constructive Involuntary Termination if (A) the Employee is immediately thereafter an employee of the Company, of ReliaStar, a subsidiary of ReliaStar or a successor company with substantially equivalent or greater title, duties, responsibilities and authority or substantially equivalent or greater salary and other remuneration and fringe benefits (including paid vacation), (B) the new employer enters into a management employment agreement offering benefits at least comparable to this Agreement, and (C) the events described in subsections (c) or
(d) of this Section 4 would not effectively occur by reason of such new employment. The conditions are

     (a) the Employee shall not be given substantially equivalent or greater title, duties, responsibilities and authority or substantially equivalent or greater salary and other remuneration and fringe benefits (including paid vacation), in each case as compared with the Employee's status immediately prior to the First Event, other than for Cause or on account of Disability,
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     (b)  the Company shall have failed to obtain assumption of this Agreement by any successor as contemplated by Section 8(b) hereof,

     (c) the Company shall require the Employee to relocate to any place other than a location within twenty-five miles of the location at which the Employee performed his duties immediately prior to the First Event or, if the Employee performed such duties at the Company's principal executive offices, the Company shall relocate its principal executive offices to any location other than a location within twenty-five miles of the location of the principal executive offices immediately prior to the First Event, or

     (d) the Company shall require that the Employee travel on Company business to a substantially greater extent than required immediately prior to the First Event.

     Section 5.  Overall Limit on Payments.  If the lump sum cash payments and
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the other benefits to which the Employee is entitled under this Agreement, together with all other payments or benefits in the nature of compensation to the Employee which would constitute "parachute payments" as defined in Section 280G of the Internal Revenue Code of 1986 ("Code") or any successor provision thereto (hereinafter "total payments") exceed the largest aggregate amount ("Tax Limit") that will result in no portion thereof being subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or being non-deductible to the Company for federal income tax purposes pursuant to
Section 280G of the Code (or any successor provision thereto), then such lump sum payments and/or such other benefits provided under this Agreement shall be reduced (but not below zero) to the Tax Limit; provided, however, that such
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payments or benefits provided under this Agreement shall not be so reduced if the benefit to the Employee, net of excise taxes imposed by Section 4999, of the Code, resulting from the receipt of total payments (without reduction of the payments and benefits provided under this Agreement) exceeds the Tax Limit; and provided further that in the event that Section 280G or Section 4999 is modified
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or superseded with a successor provision subsequent to the date of this
Agreement, the payments and benefits to which the Employee would be entitled under this Agreement in the absence of this Section 5 shall not be reduced to a greater extent than they would have been reduced if Section 280G or Section 4999 had not been modified or superseded subsequent to the date of this Agreement.

     Section 6.  Miscellaneous.
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     (a)  The Employee shall not be required to mitigate the amount of any payment or other benefit provided for in this Agreement by seeking other employment or otherwise, nor (except as specifically provided in Section 3(a)(3), shall the amount of any payment or other benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer after termination, or otherwise.

     (b) The obligations of the Company under Sections 3, 4 and 5 of this Agreement shall survive the termination of this Agreement.

     (c) If the Employee is also an employee of ReliaStar or one or more of its other Subsidiaries (1) any termination of such employment shall be treated in the same manner and have the same effect as a termination of employment with the Company, (2) any compensation received from

          ReliaStar or its other Subsidiaries shall be included in calculating the amount due under Section 3(a)(1) hereof, (3) the Employee shall be entitled to participate in any health, disability and life insurance plan or program of ReliaStar or such other Subsidiaries to the same extent as any plan or program of the Company under Section 3(a)(3) hereof, and (4) the provisions of Section 3(c) shall apply to any such payments.

     Section 7.  Definition of Certain Terms.  As used in this Agreement the
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following terms shall have the meanings set forth in this Section.

     (a) "Person" shall mean an individual, partnership, corporation, estate, trust or other entity.

     (b) "Cause" shall mean, and be limited to, (1) willful and gross neglect of duties by the Employee or (2) an act or acts committed by the Employee constituting a felony and substantially detrimental to the Company or ReliaStar or the reputation of either.

     (c) "Retirement" shall mean mandatory termination of employment in accordance with the Company's retirement policy generally applicable to its salaried employees.

     (d) "Disability" shall mean the Employee's absence from his duties with the Company on a full time basis for 160 consecutive business days, as a result of the Employee's incapacity due to physical or mental illness, unless within 30 days after written notice pursuant to
          Section 1 hereof is given following such absence, the Employee shall have returned to the full time performance of his duties.

     (e) "Transition Period" shall mean the three-year period commencing on the date of the earliest to occur of an Event described in clause (a), (b) or (c) of Section 2 hereof (the "Commencement Date") and ending on the third anniversary of the Commencement Date.

     Section 8.  Successors and Assigns.
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     (a)  This Agreement shall be binding upon and inure to the benefit of the successors, legal representatives and assigns of the parties hereto; provided, however, that the Employee shall not have any right to assign, pledge or otherwise dispose of or transfer any interest in this Agreement or any payments hereunder, whether directly or indirectly or in whole or in part, without the written consent of the Company or its successor.

     (b) On or after the Commencement Date, the Company will require any successor (whether direct or indirect, by purchase of a majority of the outstanding voting stock of the Company or all or substantially all of the assets of the Company, or by merger, consolidation or otherwise), by agreement in form and substance satisfactory to the Employee, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession on or after the Commencement Date (other than in the case of a merger or consolidation) shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as the Employee would be entitled hereunder if the Employee terminated his employment on account of a Constructive Involuntary Termination, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which is required to execute and deliver the agreement provided for in this Section 8(b) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     Section 9.  Governing Law.  This Agreement shall be construed in accordance
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with the laws of the State of Minnesota

     Section 10.  Notices.  All notices, requests and demands given to or made
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pursuant hereto shall be in writing and shall be delivered or mailed to any such party at its address which:

     (a)  In the case of the Company shall be:

          ReliaStar Financial Corp.
          20 Washington Avenue South
          Minneapolis, Minnesota  55401
          Attention: Secretary

     (b) In the case of the Employee shall be his or her residence address as maintained in the employment records of the Company, or following termination of employment, as provided in writing by the Employee to the Company.

Either party may, by notice hereunder, designate a changed address. Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed to have been given on the registered date or that date stamped on the certified mail receipt.

     Section 11.  Severability; Severance.  In the event that any portion of
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this Agreement is held to be invalid or unenforceable for any reason, it is hereby agreed that such invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions or portions hereof shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable. In the event that any benefits to the Employee provided in this Agreement are held to be unavailable to the Employee as a matter of law, the Employee shall be entitled to severance benefits from the Company, in the event of an involuntary termination or Constructive Involuntary Termination of employment of the Employee (other than a termination on account of the death, Disability or Retirement of the Employee or a termination for Cause) during the term of this Agreement following the occurrence of an Event, at least as favorable to the Employee (when taken together with the benefits under this Agreement that are actually received by the Employee) as the most advantageous benefits made available by the Company to employees of comparable position and seniority to the Employee during the five-year period prior to the First Event.

     Section 12.  Term.  This Agreement shall commence on the date of this
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Agreement and shall continue in effect until the later of (1) the date the
Company is no longer controlled by ReliaStar (which for purposes hereof shall include a sale of all or substantially all the assets of the Company), provided that the Commencement Date has not occurred or (2) the later of (A) the date this Agreement is effectively amended or terminated in accordance with this
Section 12, or, (B) if a Commencement Date occurs prior to such effective date of amendment or termination, the third anniversary of the Commencement Date. No amendment or termination of this Agreement shall become effective until the earlier of (A) the date which is two years following the date the Company has provided the Employee written notice of such amendment or termination, or (B) the date the Employee consents in writing to such amendment or termination.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                         By
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             (EMPLOYEE)